Exhibit 99.1

For Immediate Release

Kronos Contact:	Paul Lacy
(978) 947-4944
placy@kronos.com

KRONOS® REPORTS FIRST QUARTER FISCAL 2005 RESULTS
Achieves 100th consecutive quarter of revenue growth

CHELMSFORD, Mass., Jan. 27, 2005 — Kronos® Incorporated (Nasdaq: KRON) today reported financial results for the first quarter of Fiscal 2005. Net income for the quarter increased 44 percent to $10.7 million, or $0.33 per diluted share, as compared to $7.4 million, or $0.23 per diluted share, for the same period a year ago. Revenue for the first quarter increased 19 percent to $118.3 million as compared to $99.7 million for the same period a year ago.

“We continued our momentum from last year by starting Fiscal 2005 on a very high note. We experienced a healthy mix of transactions from both new and existing customers spanning organizations of all sizes. Our newest workforce management solutions continue to drive strong product revenue growth as organizations turn to Kronos to staff, develop, deploy, track, and reward the workforce,” said Mark S. Ain, Kronos’ chief executive officer. “What’s equally gratifying is that our first quarter results mark achievement of our 100th consecutive quarter of revenue growth compared to the same period in the previous year.”

Kronos’ first-quarter results also mark the company’s 71st consecutive quarter of profitability (Note 1). Total deferred maintenance, professional services, and product revenue at the end of the quarter was $145.0 million. In addition to this deferred revenue, Kronos has a growing backlog of professional services engagements not reflected on the balance sheet. Kronos’ balance sheet remains strong with $157.7 million in cash and investments and no debt.

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First-Quarter Highlights

o	Broadened presence in scheduling — Kronos acquired AD OPT Technologies, a Montreal-based provider of advanced workforce planning and scheduling solutions. AD OPT plays a key role in Kronos’ strategy to help customers more effectively deploy their resources. Kronos’ leadership in workforce management, together with AD OPT’s innovation in employee scheduling, serves as a strong foundation on which to serve a much larger universe of industries with solutions that are designed to handle the most complex scheduling challenges.

o	Launch of Kronos for Retail — Kronos for Retail is designed to help retailers increase employee productivity while improving the in-store customer experience. The enterprise offering includes both the software and services necessary to enable store managers to control labor costs, make better decisions, and improve employee satisfaction. Already, leading retailers such as Discount Tire Company and Roundy’s Supermarkets are leveraging Kronos for Retail.

o	Notable customer wins — Leading organizations choose Kronos solutions to staff, develop, deploy, track, and reward their workforce. Notable wins from new and existing customers during the quarter included:

o	Children’s Medical Center in Dallas signed an upgrade agreement for Workforce Central® 5 for 5,000 employees as part of an employee resource optimization initiative to help the hospital obtain operational and financial objectives. The hospital’s growth and increasingly complex pay rules led to the need for the latest version of Kronos’ flagship suite.

o	Pinnacle Airlines purchased the Altitude Preferential Bidding System (PBS), a product developed by AD OPT Technologies. The PBS system is designed to automate and optimize the scheduling process by creating optimal schedules for cockpit and cabin crews. Pinnacle, one of the fastest growing airlines in the U.S., expects PBS to assist them in increasing productivity of its 1,000 pilots and 600 flight attendants.

o	Time Warner Cable selected Workforce Central 5 during the quarter for 25,000 employees in 20 company divisions. The solution is designed to automate processes and ensure data accuracy, fulfilling the company’s goal of reducing workforce management costs. Time Warner Cable was attracted to Kronos’ low-risk, high-value reputation and ability to take large enterprises from manual to fully automated processes.

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Outlook
“With respect to guidance for our second quarter, we expect to report revenue in the range of $122-126 million, with net income per diluted share in the range of $.34-.38,” concluded Ain. “For the fiscal year as a whole, we currently expect to report revenue in the range of $520-530 million, with net income per diluted share in the range of $1.64-1.70. Our guidance has been adjusted to include our November acquisition of AD OPT Technologies.”

The Financial Accounting Standards Board recently concluded that Statement 123R, Share-Based Payment, which would require all companies to measure compensation cost for all share-based payments (including employee stock options) at fair value, would be effective for public companies for interim or annual periods beginning after June 15, 2005. The effect of adopting this new accounting pronouncement has not been included in Kronos’ Fiscal 2005 earnings forecast. The impact of adopting Statement 123R will reduce Kronos’ net income. Kronos has not yet determined the magnitude of the impact of adopting Statement 123R.

Conference Call Webcast
Kronos senior management plans to review its first-quarter results during a conference call today beginning at 4:30 p.m. Eastern. The conference call will be webcast live at http://www.kronos.com/invest and will be available for replay purposes.

About Kronos Incorporated
Kronos Incorporated is the most trusted name in workforce management. Kronos helps organizations staff, develop, deploy, track, and reward their workforce, resulting in reduced costs, increased productivity, better decision-making, improved employee satisfaction, and alignment with organizational objectives. More than 20 million people use a Kronos solution every day. Learn more about Kronos’ high-impact enterprise solutions at www.kronos.com.

Safe Harbor Statement
This press release contains forward-looking statements that involve a number of risks and uncertainties, including the performance estimates and statements relating to earnings and revenue growth and profitability, the ability to close potential product sales transactions, the ability to realize revenues from the sales pipeline and backlog, market acceptance of our new products and enhancements, including those formerly offered by AD OPT Technologies, our ability to monitor and manage discretionary costs, growth in the market for our products and within the economy generally, and potential acquisitions. Among the important factors that could cause actual operating results to differ materially from those indicated by such forward-looking statements are delays in product development, including enhancements to existing products, product performance issues, competitive pressures, general economic conditions, possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangement and the risk factors detailed in the company’s periodic reports and registration statements filed with the U.S. Securities and Exchange Commission. The timing of the release of new products or product enhancements will take place if and when available and at the sole discretion of Kronos.

Note 1: Excluding a one-time special charge in the second quarter of Fiscal 2001.

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© 2005 Kronos Incorporated. Kronos, Workforce Central, and the Kronos logo are registered trademarks of Kronos Incorporated or a related company. All other product and company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

KRONOS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
UNAUDITED

	Three Months Ended
	January 1, 2005	January 3, 2004
Net revenues:
Product	$53,266	$39,140
Maintenance	38,668	35,346
Professional services	26,342	25,187

	118,276	99,673
Cost of sales:
Costs of product	11,373	9,700
Costs of maintenance and professional services	34,692	32,045

	46,065	41,745

Gross profit	72,211	57,928
Operating expenses and other income:
Sales and marketing	35,862	31,020
Engineering, research and development	12,789	9,675
General and administrative	8,446	6,359
Amortization of intangible assets	1,096	1,007
Other income, net	(1,702)	(1,518)

	56,491	46,543
Income before income taxes	15,720	11,385
Provision for income taxes	5,062	3,973

Net income	$10,658	$7,412

Net income per common share:
Basic	$0.34	$0.24

Diluted	$0.33	$0.23

Weighted-average common shares outstanding:
Basic	31,571,549	30,689,641

Diluted	32,597,574	31,883,117

KRONOS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
UNAUDITED

	January 1, 2005	September 30, 2004
ASSETS
Current assets:
Cash and equivalents	$40,667	$45,877
Marketable securities	34,918	45,260
Accounts receivable, less allowances of $9,249
at January 1, 2005 and $9,143 at September 30, 2004	97,167	93,317
Deferred income taxes	9,454	8,951
Other current assets	28,947	21,434

Total current assets	211,153	214,839
Marketable securities	82,109	98,005
Property, plant and equipment, net	48,996	43,832
Intangible assets	33,281	20,697
Goodwill	108,730	81,154
Capitalized software, net	22,793	22,871
Other assets	24,812	24,432

Total assets	$531,874	$505,830

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,258	$9,988
Accrued compensation	42,370	39,788
Accrued expenses and other current liabilities	14,223	17,550
Deferred product revenues	7,473	9,844
Deferred professional service revenues	37,587	40,525
Deferred maintenance revenues	91,601	87,000

Total current liabilities	203,512	204,695
Deferred maintenance revenues	8,353	7,251
Deferred income taxes	17,706	12,000
Other liabilities	2,852	2,824
Shareholders' equity:
Preferred Stock, par value $1.00 per share: authorized 1,000,000 shares,
no shares issued and outstanding	--	--
Common Stock, par value $.01 per share: authorized 50,000,000 shares,
31,734,592 and 31,335,340 shares issued at January 1, 2005 and
September 30, 2004, respectively	317	312
Additional paid-in capital	63,492	54,113
Retained earnings	234,749	224,091
Accumulated other comprehensive income:
Foreign currency translation	1,394	653
Net unrealized (loss) on available-for-sale investments	(501)	(109)

	893	544
Total shareholders' equity	299,451	279,060

Total liabilities and shareholders' equity	$531,874	$505,830